Luminex Corporation Completes Acquisition of EraGen Biosciences, Inc.

AUSTIN, Texas, June 27, 2011 /PRNewswire via COMTEX/ -- Luminex Corporation (NASDAQ: LMNX) today announced the completion of its acquisition of privately-held EraGen Biosciences, Inc., an innovator in molecular diagnostic testing technologies for infectious disease and genetic applications, for $34 million in cash.

Luminex expects the EraGen acquisition will add between $5 million and $7 million to 2011 consolidated revenue. On a GAAP basis, inclusive of purchase related costs, Luminex expects this acquisition to be dilutive in 2011 and accretive to earnings in 2012.  Luminex expects the acquisition to be neutral to earnings in 2011 on a non-GAAP basis as a result of acquisition costs and required accounting adjustments. These costs are not expected to repeat in subsequent periods.

About EraGen Biosciences, Inc.

EraGen Biosciences develops, manufactures and markets molecular reagent products. The company’s in-market and pipeline products, based on its novel, patented MultiCode® platform chemistry, are next generation DNA- and RNA-based testing for the early detection of infectious diseases and genetic-based conditions. For more information, visit the EraGen website at www.eragen.com.

About Luminex Corporation

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The company's xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including genomic and proteomic research markets. The company's xMAP technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP technology can be obtained at http://www.luminexcorp.com/.

Statements made in this release that express Luminex' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: projected financial results of EraGen and their effect and the effect of the acquisition on Luminex financial results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of

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1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex' actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex' products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex' ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex' foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex' Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Corporate:
Harriss T. Currie
Chief Financial Officer and Vice President, Finance
Luminex Corporation
hcurrie@luminexcorp.com
512.219.8020

Investors:
Matthew Scalo
Sr. Director, Investor Relations
Luminex Corporation
mscalo@luminexcorp.com
512.219.8020

Media:
Mimi Torrington
Director, Marketing Communications
Luminex Corporation
mtorrington@luminexcorp.com
512.219.8020

Aaron DeLuca
Porter Novelli
porternovelli.com
512.241.2249

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